As filed with the Securities and Exchange Commission on July 24, 2012

Registration No. 333-180975

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASSET ACCEPTANCE CAPITAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	80-0076779
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

28405 Van Dyke Avenue

Warren, Michigan 48093

(586) 939-9600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Rion B. Needs

President and Chief Executive Officer

Asset Acceptance Capital Corp.

28405 Van Dyke Avenue

Warren, Michigan 48093

(586) 939-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Edwin L. Herbert, Esq. Vice President, General Counsel and Secretary Asset Acceptance Capital Corp. 28405 Van Dyke Avenue Warren, Michigan 48093 Telephone: (586) 446-1782	J. Michael Bernard, Esq. Dykema Gossett PLLC 400 Renaissance Center Detroit, Michigan 48243 Telephone: (303) 568-5374

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the Registrant.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

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Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting company	☐

Pursuant to Rule 429(a) under the Securities Act of 1933, the prospectus included in this post-effective amendment is a combined prospectus and also relates to 10,932,051 shares of the Registrant’s class of common stock registered and remaining unsold under an earlier registration statement on Form S-3 (File No. 333-151112), which was declared effective on June 3, 2008. Pursuant to Rule 429(b), this post-effective amendment shall act, upon effectiveness, as a post-effective amendment to such earlier registration statement (File No. 333-151112), which shall hereafter become effective concurrently with the effectiveness of this post-effective amendment in accordance with Section 8(c) of the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 24, 2012

PROSPECTUS

ASSET ACCEPTANCE CAPITAL CORP.

14,562,067 Shares of Common Stock

This prospectus relates to the resale of up to 14,562,067 shares of our common stock that are currently outstanding and held by the selling shareholders identified in this prospectus. The shares were issued as part of our reorganization immediately prior to our initial public offering in 2004. We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from the sale of such shares. A selling shareholder, or its pledgees, donees, assignees, transferees or successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities the selling shareholders may offer. Each time the selling shareholders sell securities, specific terms of the securities offered may be provided in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement contained in this prospectus is deemed modified or superseded by any inconsistent statement contained in an accompanying prospectus supplement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our class of common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, and is listed on The NASDAQ Global Select Market under the symbol “AACC”. On July     , 2012, the closing sale price of our common stock on such market was $             per share. You are urged to obtain current market quotations for our common stock.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The selling shareholders may sell securities directly or to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those securities.

You should rely only on the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement. Neither we nor the selling shareholders have authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus and any applicable prospectus supplement. The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

The date of this prospectus is             , 2012.

ABOUT THIS PROSPECTUS

This prospectus forms a part of registration statements that we have filed on behalf of the selling shareholders with the SEC using its “shelf” registration process. Under the shelf registration process, the selling shareholders, as a group or individually, may sell the offered securities in one or more offerings from time to time. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more of the selling shareholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this core prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

The information contained in this prospectus is accurate only as of the date of this prospectus and any applicable prospectus supplement, as well as the information contained in any document incorporated by reference herein or therein, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of common stock hereunder. You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

Unless the context otherwise requires, references in this prospectus or any prospectus supplement to the “Company,” “we,” “us,” and “our” refer to Asset Acceptance Capital Corp and its subsidiaries on a combined basis.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that involve risks and uncertainties and that are made in good faith pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements about future events or our future financial performance. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “intend”, “plan”, “believe”, “estimate”, “potential” or “continue”, the negative of these terms or other comparable terminology. These statements involve a number of risks and uncertainties. Actual events or results may differ materially from any forward-looking statement as a result of various factors, including the risks outlined under “Risk Factors” and matters described in this prospectus generally.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	failure to comply with government regulation;

•

a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

•	instability in the financial markets and continued economic weakness or recession impacting our ability to acquire and collect on charged-off receivable portfolios and our operating results;

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

•	changes in relationships with third parties collecting on our behalf;

•	ongoing risks of litigation in our litigious industry, including individual and class actions under consumer credit, collections and other laws;

•	concentration of a significant portion of our portfolio purchases during any period with a small number of sellers;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•	our ability to collect sufficient amounts from our purchases of charged-off receivable portfolios;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business;

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire;

•	our ability to respond to technology downtime and changes in technology to remain competitive;

•

our ability to make reasonable estimates of the timing and amount of future cash receipts and assumptions underlying the calculation of the net impairment charges or internal rate of return increases for purposes of recording purchased receivable revenues;

•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives; and

•	other unanticipated events and conditions that may hinder our ability to compete.

PROSPECTUS SUMMARY

This summary highlights important information included elsewhere in this prospectus or in the documents we incorporate by reference. You should read the entire prospectus and any prospectus supplement carefully, especially the risks of investing in our common stock discussed under “Risk Factors” and the documents incorporated by reference under “Where You Can Get More Information.”

Our Company

We have been purchasing and collecting defaulted or charged-off accounts receivable portfolios from consumer credit originators since 1962. Charged-off receivables are the unpaid obligations of individuals to credit originators, such as credit card issuers, consumer finance companies, retail merchants, telecommunications and other utility providers. Since these receivables are delinquent or past due, we are able to purchase them at a substantial discount. We purchase and pursue collections on charged-off consumer receivable portfolios for our own account as we believe this affords us the best opportunity to use long-term strategies to maximize collections. Since January 1, 2002 through March 31, 2012, we purchased 1,261 consumer debt portfolios, with an original charged-off face value of $45.3 billion for an aggregate purchase price of $1.2 billion, or 2.75% of face value, net of buybacks.

When considering whether to purchase a portfolio, we conduct a quantitative and qualitative analysis to appropriately price the debt. This analysis includes the use of our proprietary pricing and collection probability model and draws upon our extensive experience in the industry. We have developed experience across a wide range of asset types at various stages of delinquency, having made purchases across more than 20 different asset types from over 150 different debt sellers since 2002. The delinquency stage refers to the date the debt was charged-off and the number of agencies that previously attempted to collect the debt. We selectively deploy our capital in the fresh, primary, secondary and tertiary delinquency stages, defined as:

•

fresh accounts are typically 120 to 180 days past due, have been charged-off by the credit originator and are being sold prior to any post charged-off collection activity. These accounts typically sell for the highest purchase price;

•	primary accounts are typically 180 to 360 days past due, have usually been previously placed with one third party collector and typically receive a lower purchase price; and

•	secondary and tertiary accounts are typically more than 360 days past due, have been placed with two or more third party collectors and receive even lower purchase prices.

We have a long-standing history in the industry, have built relationships with debt sellers and provide post-sale service. Unlike some third party collection agencies that do not own the debt and attempt collections for a period of only six to twelve months, we generally take a long-term approach to the collection effort as we are the owners of the debt. We apply an approach that encourages cooperation with the debtors to make a lump sum payment in full or to formulate a repayment plan, thereby converting debtors into paying customers. In addition, for debtors who we believe have the ability to repay their debt but do not do so voluntarily, we may proceed with legal remedies to obtain collections. Our long-term approach allows us to invest in various collection management and analysis tools that may be too costly for short-term oriented collection agencies. In many cases, we continue to receive collections on individual portfolios for more than ten years from the date of purchase.

In addition, we finance the sales of consumer product retailers through our Consumer Credit, LLC subsidiary and license our collection software through our Legal Recovery Solutions, LLC subsidiary.

Our principal executive offices are located at 28405 Van Dyke Avenue, Warren, Michigan 48093, our telephone number at that address is (586) 939-9600 and our Internet address is www.assetacceptance.com. The information on or accessible through our Internet website is not incorporated by reference into this prospectus, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in or incorporated by reference into this prospectus before making an investment decision. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC subsequent to our most recent Annual Report on Form 10-K. The statements contained in or incorporated herein or in any prospectus supplement that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. For further information see “Cautionary Statement Regarding Forward-Looking Statements.” If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed and you may lose all or part of your investment.

Failure to comply with government regulation could result in the suspension or termination of our ability to conduct business and the imposition of financial penalties or cause other significant expenditures.

The collections industry is regulated under various federal and state laws and regulations. Many states and several cities require that we be licensed as a debt collection company. The Federal Trade Commission, state Attorneys General and other regulatory bodies have the ability to investigate consumer complaints against debt collection companies and to recommend enforcement actions and seek monetary penalties. Failure to comply with applicable laws and regulations could result in significant penalties or the suspension or termination of our ability to conduct collection operations, which could materially adversely affect us. Our recent settlement of the FTC investigation into our debt collection practices does not preclude other investigations or actions by various state agencies or attorneys general that could result in additional fines or sanctions which could materially adversely affect us.

Our ability to recover on our charged-off consumer receivables may be limited under federal, state and local laws.

Federal and state consumer protection, privacy and related laws and regulations extensively regulate the relationship between debt collectors and debtors. Federal and state laws may limit our ability to recover on our charged-off consumer receivables regardless of any act or omission on our part. Some laws and regulations applicable to credit card issuers may preclude us from collecting on charged-off consumer receivables we purchase if the credit card issuer previously failed to comply with applicable law in generating or servicing those receivables. Additional consumer protection and privacy protection laws may be enacted that would impose additional or more stringent requirements on the enforcement of and collection on consumer receivables.

New federal, state or local laws or regulations, such as regulations adopted by the Consumer Financial Protection Bureau under the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act, or changes in the ways these rules or laws are interpreted or enforced, could limit our activities in the future or significantly increase the cost of regulatory compliance. The Consumer Financial Protection Bureau recently proposed a rule that would authorize it to supervise our subsidiary, Asset Acceptance, LLC, as a larger participant in the market for consumer debt collection, which may increase our cost of regulatory compliance or require changes in the way we conduct business. Any new laws, such as the Credit CARD Act of 2009 that limits fees and interest charges on credit card holders, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to collect on our charged-off consumer receivable portfolios and may have a material adverse effect on our business and results of operations. In addition, federal and state governmental bodies are considering, and may consider in the future, other legislative proposals that would regulate the collection of consumer receivables. The FTC has proposed amendments to the Fair Debt Collection Practices Act that, if enacted, may adversely affect our business and results of operations. Although we cannot predict if or how any future legislation would impact our business, our failure to comply with any current or future laws or regulations applicable to us could limit our ability to collect on our charged-off consumer receivable portfolios, which could reduce our profitability and harm our business.

In addition to the possibility of new laws being enacted, it is possible that regulators and litigants may attempt to extend debtors’ rights beyond the current interpretations placed on existing statutes. These attempts could cause us to (i) expend significant financial and human resources in either litigating these new interpretations, or (ii) alter our existing methods of conducting business to comply with these interpretations, either of which could reduce our profitability and harm our business.

If we are not able to purchase charged-off consumer receivables at appropriate prices or in sufficient amounts, the resulting decrease in our inventory of purchased portfolios of receivables could adversely affect our ability to generate cash collections and income.

If we are unable to purchase charged-off consumer receivables from credit originators in sufficient face value amounts at appropriate prices, our business may be harmed. The availability of portfolios of consumer receivables at prices which generate an appropriate return on our investment depends on a number of factors, both within and outside of our control, including:

•	our ability to borrow to fund purchases;

•	consistency in the levels of credit being extended by credit originators;

•	consistency in the levels of consumer obligations;

•	charge-off rates;

•	continued growth in the number of industries selling charged-off consumer receivable portfolios;

•	continued sales of charged-off consumer receivable portfolios by credit originators;

•	debt sellers’ willingness to sell portfolios to us;

•	our ability to operate at a cost that permits us to be competitive in bidding for charged-off consumer receivable portfolios; and

•

competitive factors affecting potential purchasers and credit originators of charged-off receivables, including the number of firms engaged in the collection business and the capitalization of those firms, as well as new entrants seeking returns, that may cause an increase in the price we are willing to pay for portfolios of charged-off consumer receivables or cause us to overpay.

In addition, we believe that credit originators and debt sellers are utilizing more sophisticated collection methodologies that result in lower quality portfolios available for purchase, which may render the portfolios available for sale less collectible.

Because of the length of time involved in collecting charged-off consumer receivables on acquired portfolios and the volatility in the timing of our collections, we may not be able to identify trends and make changes in our purchasing or collection strategies in a timely manner.

We face intense competition that could impair our ability to achieve our goals.

The consumer debt collection industry is highly competitive and fragmented. We compete with a wide range of other purchasers of charged-off consumer receivables, third party collection agencies, other financial service companies and credit originators and other owners of debt that manage their own charged-off consumer receivables. Some of these companies may have substantially greater numbers of associates, more financial resources and may experience lower account representative turnover rates than we do. Furthermore, some of our competitors may obtain alternative sources of financing, the proceeds from which may be used to fund expansion and to increase their number of charged-off portfolio purchases. Barriers to entry into the consumer debt collection industry are low. Companies with greater financial resources than we have may elect at a future date to enter the consumer debt collection business. Competitive pressures affect the availability and pricing of receivable portfolios as well as the availability and cost of qualified debt collection account representatives. In addition, some of our competitors have signed forward flow contracts under which consumer credit originators have agreed to transfer a steady flow of charged-off receivables to them in the future, which could restrict those credit originators from selling receivables to us.

We face bidding competition in our acquisition of charged-off consumer receivable portfolios. We believe successful bids generally are awarded based predominantly on price and to a lesser extent based on service and relationships with debt sellers. Some of our current competitors, and possible new competitors, may have more effective pricing and collection models, more efficient operating structures, greater adaptability to changing market needs and more established relationships in our industry than we have. Moreover, our competitors may elect to pay prices for portfolios that we determine are not reasonable and, in that event, our volume of portfolio purchases may be diminished. There can be no assurance that our existing or potential sources will continue to sell their charged-off consumer receivables at recent levels or at all, or that we will continue to offer competitive bids for charged-off consumer receivable portfolios. In addition, there continues to be a consolidation of issuers of credit cards, which have been a principal source of our receivable purchases. This consolidation has decreased the number of sellers in the market and, consequently, could over time, give the remaining sellers increasing market strength in the price and terms of the sale of charged-off credit card accounts and could cause us to accept lower returns on our investment in that paper than we have historically achieved.

If we are unable to develop and expand our business or adapt to changing market needs as well as our current or future competitors, we may experience reduced access to portfolios of charged-off consumer receivables in sufficient face value amounts at appropriate prices. As a result, we may experience reduced profitability which, in turn, may impair our ability to achieve our goals.

Instability in the financial markets, economic weakness or recession may affect our access to capital, our ability to purchase and collect receivables and our operating results.

Our success depends on our continued ability to purchase and collect charged-off consumer receivables. An elevated unemployment rate, increased inflation levels, depressed residential real estate values, tight availability of credit for consumers and other economic factors could negatively affect consumers’ ability to pay debts. We have experienced the impact of these economic factors on our collections in recent years. Continued depression or further declines in real estate values, high levels of unemployment and continuing credit and liquidity concerns could further reduce our ability to collect on our purchased consumer receivable portfolios and would adversely affect their value. Financial pressure on the distressed consumer may lead to regulatory restrictions on our collections and increased litigation filed against us.

In addition, instability in the financial markets may reduce our access to capital, which could lead to constraints on our ability to purchase receivables and support our operations. We may be unable to predict the likely duration or severity of any adverse economic conditions and the effects they may have on our business, financial condition, results of operations, and cash flows.

Our access to capital through our credit agreement is critical to our ability to continue to grow. If our available credit is materially reduced or the credit agreement is terminated and we are unable to replace it on favorable terms or at all, our ability to purchase charged-off receivables and our results of operations may be materially and adversely affected.

We believe that access to capital through our credit agreement has been critical to our ability to maintain our operations. Our inability to obtain financing and capital as needed or on terms acceptable to us would limit our ability to acquire additional receivable portfolios and to operate our business. In our continuing effort to maintain adequate access to funds to facilitate operations, we entered into an amended and restated credit agreement in 2011 which replaced our previous credit agreement. Under the amended and restated credit agreement, we have a $95.5 million revolving line of credit that expires November 14, 2016 and a $175.0 million term loan facility that matures on November 14, 2017. If our available credit is materially reduced or the credit agreement is terminated as a result of noncompliance with a covenant or other event of default, and if we are unable to replace it on relatively favorable terms or at all, our ability to purchase charged-off receivables to generate collections and cash flow would be limited and our results of operations may be materially and adversely affected.

All of our receivable portfolios are pledged to secure amounts owed to our lenders under our credit agreement. In addition, our credit agreement imposes a number of restrictive covenants on how we operate our business. These include financial covenants. As of December 31, 2011, we had the ability to borrow an additional $75.9 million on our revolving line of credit under the most restrictive of these financial covenants. Our ability to meet these financial covenants is predicated on our ability to continue to generate collections, revenues and other financial results at levels sufficient to satisfy the requirements of our credit agreement. Failure to satisfy any one of these covenants could result in all or any of the following consequences, each of which could have a material adverse effect on our ability to conduct business:

•	acceleration of outstanding indebtedness;

•	our inability to continue to purchase charged-off receivables needed to operate our business; or

•	our inability to secure alternative financing on favorable terms, if at all.

In addition, our credit agreement contains limitations and restrictions as to our ability to seek additional credit from other lenders, and requires that a portion of proceeds from issuance of our stock, or sales of assets be used to pay down our term loan facility.

A significant portion of our collections depend on our success in individual lawsuits brought against consumers and our ability to collect on judgments in our favor.

We generate a significant portion of our revenue by collecting on judgments that are granted by courts in lawsuits filed against debtors. A decrease in the willingness of courts to grant such judgments, a change in the requirements for filing such cases or obtaining such judgments, or a decrease in our ability to collect on such judgments could have a material and adverse effect on our results of operations. The FTC has issued a report encouraging states to impose specific, greater restrictions on litigation to collect consumer debt. As we increase our use of our legal channel for collections, our short-term margins may decrease as a result of an increase in upfront court costs and costs related to counter claims. We may not be able to collect on certain aged accounts because of applicable statutes of limitations. We may be unable to obtain account documents for some of the accounts we purchase which may negatively impact our ability to collect those accounts. Courts in some jurisdictions require that a copy of the account statements or applications be attached to the pleadings in order to obtain a judgment against the account debtors. If we are unable to produce account documents, these courts will deny our claims. We may be subject to adverse effects of regulatory changes that we cannot predict.

A significant portion of our collections are obtained from third parties.

We are dependent on third parties, primarily attorneys and other contingent collection agencies, to service our receivables. Significant changes in our relationships with these third parties or significant increases in costs associated with these third parties could adversely impact our financial position, results of operations and cash flows.

We are subject to ongoing risks of litigation, including individual and class actions under consumer credit, collections, and other laws.

We operate in an extremely litigious industry and currently are, and may in the future, be named as defendants in litigation, including individual and class actions under consumer credit, collections, and other laws.

A significant portion of our portfolio purchases during any period may be concentrated with a small number of sellers.

We expect that a specific percentage of our portfolio purchases for any given fiscal year may be concentrated with a few large sellers, some of which also may involve forward flow arrangements pursuant to which we commit to purchase charged-off receivables on an ongoing basis. The consolidation of major banks in recent years has resulted in fewer sellers of charged-off consumer receivables.

We cannot be certain that any of our significant sellers will continue to sell charged-off receivables to us on terms or in quantities acceptable to us, or that we would be able to replace such purchases with purchases from other sellers.

A significant decrease in the volume of purchases from any of our principal sellers would force us to seek alternative sources of charged-off receivables. We may be unable to find alternative sources from which to purchase charged-off receivables, and even if we could successfully replace such purchases, the search could take time, the receivables could be of lower quality, cost more, or both, any of which could materially adversely affect our financial performance.

Our operations could suffer from telecommunications or technology disruptions or other events outside of our control or from not responding to changes in technology.

Our success depends in large part on sophisticated telecommunications and computer systems. The temporary or permanent loss of our computer and telecommunications equipment and software systems, through casualty or operating malfunction (including outside influences such as computer viruses), could disrupt our operations. In the normal course of our business, we must record and process significant amounts of data quickly and accurately. Any failure of our information systems or software and their backup systems would interrupt our operations and harm our business. Computer and telecommunications technologies evolve rapidly. We may not be successful in anticipating, managing or adapting technological changes on a timely basis, which could reduce our profitability or disrupt our operations and harm our business. In addition, we rely significantly on various outside vendors for the software used in our operations. Our business would be disrupted and financial performance may be harmed if they were to cease operations or significantly reduce their support to us.

We may be subject to disruptions of our operating systems arising from events that are not entirely within our control. Those events may include, for example, terrorist attacks, war and the outcome of war and threats of attacks; computer viruses; electrical or telecommunications outages; natural disasters; computer hacking attacks; malicious employee acts; other intentional destructive human acts; and disease pandemics. Any or all of these occurrences could have a material adverse effect on our results of operations, financial condition and stock price.

Further, our business depends heavily on services provided by various local and long distance telephone companies. A significant increase in telephone service costs or any significant interruption in telephone services could reduce our profitability or disrupt our operations and harm our business.

We are subject to examinations and challenges by tax authorities.

Our industry is relatively new and unique and, as a result, there are not well-defined laws, regulations or case law for us to follow that match our particular facts and circumstances for some tax positions. Therefore, certain tax positions we take are based on industry practice, tax advice and drawing similarities of our facts and circumstances to those in case law relating to other industries. These tax positions may relate to tax compliance, sales and use, franchise, gross receipts, payroll, property and income tax issues, including tax base and apportionment. Our tax filings are subject to audit. Challenges made by tax authorities to our application of tax rules may result in adjustments to the timing or amount of taxable income or deductions, or the allocation of income among tax jurisdictions, as well as inconsistent positions between different jurisdictions on similar matters. If any such challenges are made and are not resolved in our favor, they could have an adverse effect on our financial condition and results of operations.

We are dependent on our management team and key associates for the adoption and implementation of our strategies and the loss of their services could have a material adverse effect on our business.

Our future success depends on the continued ability to recruit, hire, retain and motivate highly skilled management and associates. The continued growth and success of our business is particularly dependent upon the continued services of our Chief Executive Officer and other executive officers. The loss of the services of one or more of our executive officers or other key associates could disrupt our operations and impair our ability to continue to acquire or collect on portfolios of charged-off consumer receivables and to manage our business. We do not maintain key person life insurance policies for our executive officers or key associates.

We generally account for purchased receivable revenues using the interest method of accounting in accordance with generally accepted accounting principles, which requires making reasonable estimates of the timing and amount of future cash collections. If the timing is delayed or the actual amount recovered by us is materially lower than our estimates, it could cause us to recognize impairments and negatively impact our earnings.

The estimates used in the interest method of revenue recognition (“Interest Method”) to calculate the projected internal rate of return on our portfolios are primarily based on historical cash collections and payer dynamics. If actual future cash collections are materially different in amount or timing than the remaining collections estimate, earnings could be affected, either positively or negatively. Higher collection amounts or cash collections that occur sooner than projected will have a favorable impact to revenue in the form of yield increases or impairment reversals. Lower collection amounts or cash collections that occur later than projected will have an unfavorable impact and may result in an impairment of the purchased receivable balance. Impairments cause reduced earnings and volatility in earnings which could have the effect of depressing the price per share of our common stock, reducing our consolidated tangible net worth and putting pressure on the financial covenants in our credit facilities. Refer to “Critical Accounting Policies—Revenue Recognition” on page 50 of our most recent Annual Report on Form 10-K for further information regarding the Interest Method and estimates.

We may not be able to collect sufficient amounts on our charged-off consumer receivables, which would adversely affect our results of operations, our ability to satisfy debt obligations, our purchase of new portfolios and our future growth.

Our business consists of acquiring and collecting receivables that consumers have failed to pay and that the credit originator has deemed uncollectible and has charged-off. The credit originators or other debt sellers generally have attempted to recover on their charged-off consumer receivables before we purchase such receivables, often using a combination of in-house recovery and third party collection efforts. Because there generally have been multiple efforts to collect on these portfolios of charged-off consumer receivables before we attempt to collect on them, our attempts to collect may not be successful. Therefore, we may not collect a sufficient amount to cover our investment associated with purchasing the charged-off consumer receivable portfolios and the costs of running our business, which would adversely affect our results of operations. In addition, if cash flows from operations are less than anticipated, our ability to satisfy our debt obligations, purchase new portfolios and maintain profitability may be materially and adversely affected.

There can be no assurance that our success in generating collections in the past will be indicative of our ability to be successful in generating collections in the future.

We are highly dependent on revenues generated from our purchased receivable collection activities. Entry into new markets or other attempts to diversify our business model may not be successful.

Substantially all our operating revenues are generated from collections on charged-off purchased receivables. Although we use multiple collection approaches, changing economic factors or collection laws, for example, may impact our ability to collect regardless of the collection approach we pursue. Although management may seek opportunities to diversify, we may not be successful.

The recognition of impairment charges on goodwill would adversely impact our financial position and results of operations.

We are required to perform an impairment test on our goodwill annually or at any time when events occur which could affect the fair value of this asset. Our determination of whether an impairment has occurred is based on a comparison of the asset’s fair value with its book value. Several factors are considered when calculating fair value, some of which involve significant management estimates. Significant and unanticipated changes in circumstances, such as adverse changes in business climate, declining expectations of cash flows or operating results, adverse actions by regulators, unanticipated competition, or changes in technology or markets, could require an impairment in a future period that could substantially affect our reported earnings and reduce our consolidated net worth and shareholders’ equity.

We experience high turnover rates for our account representatives. We may not be able to hire and retain enough sufficiently trained account representatives to support our operations.

Our ability to collect on new and existing portfolios and to acquire new portfolios is substantially dependent on our ability to hire and retain qualified associates. The consumer accounts receivables management industry is labor intensive and, similar to other companies in our industry, we experience a high rate of associate turnover. Based on our experience, account representatives who have been with us for more than one year are generally more productive than account representatives who have been with us for less than one year. We compete for qualified associates with companies in our industry and in other industries. Our operations require that we continually hire, train and, in particular, retain account representatives. In addition, we believe the level of training we provide to our associates makes them attractive to other collection companies, which may attempt to recruit them. A higher turnover rate among our account representatives will increase our recruiting and training costs, may require us to increase associate compensation levels and will limit the number of experienced collection associates available to service our charged-off consumer receivables. If this were to occur, we may not be able to service our charged-off consumer receivables effectively, which could reduce our ability to operate profitably.

Significant increases in interest rates could adversely impact our financial position, results of operations and cash flows.

Borrowings under our credit agreement bear interest at variable rates, with a floor of 150 basis points on London Inter Bank Offer Rate (“LIBOR”) denominated borrowings under our term loan facility. Although a portion of our outstanding borrowings have a fixed rate of interest as a result of an interest rate swap agreement, the interest rates for the majority of our borrowings are not fixed. In the future, we may amend or replace our credit agreement, which could significantly impact the rates of interest we pay. As a result, fluctuations in interest rates may adversely impact our financial position, results of operations and cash flows.

We may acquire charged-off receivable portfolios in industries in which we may have little or no experience. If we do not successfully collect on these portfolios, revenue may decline and our results of operations may be materially and adversely affected.

We may acquire portfolios of charged-off consumer receivables in industries in which we have limited experience, some which may have specific regulatory restrictions with which we have no experience. Our limited experience in these industries may impair our ability to effectively and efficiently collect on these portfolios. Furthermore, we need to develop appropriate pricing models for these markets, and there is no assurance that we will do so effectively. When pricing charged-off consumer receivables for industries in which we have limited experience, we attempt to adjust our models for expected or known differences from our traditional models. However, our pricing models are primarily based on historical data for industries in which we do have experience. This may cause us to overpay for these portfolios, and consequently, our profitability may suffer as a result of these portfolio acquisitions.

Negative attention and news regarding the debt collection industry and individual debt collectors may have a negative impact on a debtor’s willingness to pay the debt we acquire.

The following factors may cause consumers to be more reluctant to pay their debts or to pursue legal actions against us:

•

annually the FTC submits a report to Congress, which summarizes the complaints it has received regarding debt collection practices. The report contains the total number of complaints filed, the percentage of increases or decreases from the previous year in addition to an outline of key types of complaints;

•

print and television media publish stories about the debt collection industry which cite specific examples of abusive collection practices. These stories are also published on websites, which can lead to the rapid dissemination of the story adding to the level of exposure to negative publicity about our industry;

•	the Internet has websites where consumers list their concerns about the activities of debt collectors and seek guidance from other website posters on how to handle various situations; and

•	advertisements by “anti-collections” attorneys and credit counseling centers are becoming more common and add to the negative attention given to our industry.

As a result of this negative publicity, debtors may be more reluctant to pay their debts or could pursue legal action against us regardless of whether those actions are warranted. These actions could impact our ability to collect on the receivables we acquire and impact our ability to operate profitably.

Our operating results and cash collections may vary from quarter to quarter.

Our business depends on the ability to collect on our portfolios of charged-off consumer receivables. Collections tend to be seasonally higher in the first and second quarters of the year, due to consumers’ receipt of tax refunds and other factors. Conversely, collections tend to be lower in the third and fourth quarters of the year, due to consumers’ spending in connection with summer vacations, the holiday season and other factors. Operating expenses are seasonally higher during the first and second quarters of the year due to expenses necessary to process the increase in cash collections. Operating expenses also may fluctuate from quarter to quarter depending on our investment in court costs through our legal collection channel. However, revenue recognized is relatively level due to our application of the Interest Method of revenue recognition. In addition, our operating results may be affected to a lesser extent by the timing of purchases of portfolios of charged-off consumer receivables due to the initial costs associated with purchasing and integrating these receivables into our collection platform. Consequently, income and margins may fluctuate from quarter to quarter.

If our computer systems or third-party computer systems containing consumer information are compromised, we may be subject to liability and damage to our reputation.

Our computer systems, and systems of our third-party network, contain confidential consumer information. Any compromise of the security of these computer systems that results in the disclosure of personally identifiable customer information could damage our reputation, expose us to litigation, increase regulatory scrutiny and require us to incur significant technical, legal and other expenses.

Our collections may decrease if bankruptcy filings increase or if bankruptcy laws change.

During times of economic recession, the amount of charged-off consumer receivables generally increases, which contributes to an increase in the number of personal bankruptcy filings. Under certain bankruptcy filings, a debtor’s assets are sold to repay creditors, but since the charged-off consumer receivables we are attempting to collect are generally unsecured or secured on a second or third priority basis, we often would not be able to collect on those receivables. Our collections may decline with an increase in bankruptcy filings or if the bankruptcy laws change in a manner adverse to our business, in which case, our financial condition and results of operations could be materially adversely affected.

Our common stock trades at a relatively low average daily volume. Consequently, sales of our common stock by one or more of our larger shareholders could depress the price of our common stock.

The majority of our shares of common stock are held by relatively few shareholders. As of February 3, 2012, our directors, executive officers and beneficial owners of 5% or more of our common stock controlled approximately 79.2% in total of our outstanding shares. A sale of shares of the Company’s common stock by any of our significant holders may have the effect of depressing the price per share of our common stock because of the relatively low trading volume of our shares.

Our Certificate of Incorporation, Bylaws and Delaware law contain provisions that may prevent or delay a change of control, any of which may discourage takeover attempts and could reduce the market price of our common stock.

Provisions of our Certificate of Incorporation and Bylaws and Delaware law could have the effect of discouraging takeover attempts which certain shareholders might deem to be in their interest. For example, our board of directors is divided into three classes and each class is elected for a three-year term. This provision could make it more difficult for our shareholders to remove members of our board of directors and may also make it more difficult for a third party to acquire us, even if the acquisition would be beneficial to shareholders.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling shareholders. We have agreed, however, to pay certain expenses relating to the registration of the shares of common stock under applicable securities laws.

SELLING SHAREHOLDERS

The shares of common stock being sold by the selling shareholders consist of 10,932,052 shares held by AAC Quad-C Investors LLC, a private investment firm, representing 35.6% of the outstanding shares of common stock, and an aggregate of 3,630,016 shares held by Nathaniel F. Bradley IV, his spouse and related family trusts, representing 12.3% of the outstanding class. All of these shares were issued in connection with our reorganization that preceded and facilitated our initial public offering in 2004. The actual number of shares of common stock covered by this prospectus, and included in the registration statements of which this prospectus forms a part, includes additional shares of common stock that may be issued with respect to our class of common stock as a result of stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events. The selling shareholders are not broker-dealers nor affiliates of a broker-dealer.

The following table sets forth information about the selling shareholders as of June 30, 2012. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. There were 30,684,552 shares of our common stock outstanding as of March 31, 2012, which includes the outstanding shares of common stock offered by this prospectus.

Name of Selling Shareholder	Class	Shares that may be Offered by this Prospectus
AAC Quad-C Investors LLC (1)	Common Stock	10,932,051
Nathaniel F. Bradley IV Revocable Living Trust (2)	Common Stock	1,212,304
Nathaniel F. Bradley V Trust (2)	Common Stock	558,670
Quinn S. Bradley Trust (2)	Common Stock	558,670
Lisa R. Bradley Revocable Living Trust (2)	Common Stock	1,128,852
Bradley Trust (2)	Common Stock	171,520

(1)	AAC Quad-C Investors LLC has sole voting and investment power over the 10,932,051 shares. Quad-C Partners VI, LP holds a 98.5222% membership interest in AAC Quad-C Investors LLC, and, as such, may be deemed to beneficially own 10,770,497 shares of common stock held by AAC Quad-C Investors LLC. Quad-C Advisors VI, LLC is the general partner of Quad-C Partners VI, LP, and, as such, may be deemed to beneficially own 10,770,497 shares of common stock held by AAC Quad-C Investors LLC.
(2)	Mr. Bradley and his spouse Lisa R. Bradley have sole or shared voting and investment power with respect to the shares of common stock being sold by their related selling shareholders.

We do not know when or in what amounts the selling shareholders may offer shares for sale. The selling shareholders might not sell any or all of the shares offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. For purposes of the table above, however, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholders and that, during the offering, there will be no other sales or purchases of common stock by the selling shareholders.

Any supplement to this prospectus may contain additional or varied information about the selling shareholders and any of its pledgees, donees, assignees, transferees and successors-in-interest who may later hold its shares of common stock other than as a result of a public sale.

Relationships with Selling Shareholders

AAC Quad-C Investors LLC. Except as noted, AAC Quad-C Investors LLC has not held any position or office with us or our affiliates within the last three years nor has had a material relationship with us or any of our predecessors or affiliates within the past three years. Anthony R. Ignaczak and Terrence D. Daniels have served as members of our Board of Directors since 2003, and currently serve as managers of AAC Quad-C Investors LLC. In addition, Mr. Ignaczak has served as our Independent Presiding Director since February 2006. Mr. Ignaczak is the President of AAC Quad-C Investors LLC and is a Vice President of Quad-C Advisors, VI, LLC, which is the general partner of Quad-C Partners VI, L.P. Mr. Daniels is a Vice President of AAC Quad-C Investors LLC and the President of Quad-C Advisors VI, LLC.

Nathaniel F. Bradley IV. Mr. Bradley has served as the Chairman of our Board of Directors since 2006. Mr. Bradley joined our predecessor Lee Acceptance Company in 1979 and co-founded Asset Acceptance Corp. in 1994. Mr. Bradley served as Vice President of our predecessor and then became President of Asset Acceptance Corp. in 1994. He served as our Chief Executive Officer from June 2003 until his retirement from that position effective January 1, 2009. Since that time, Mr. Bradley has served as our non-executive Chairman of the Board of Directors.

PLAN OF DISTRIBUTION

The selling shareholders or any of its pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of its common shares in one or more transactions on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions, including, without limitation, the following:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

These sales may be at fixed, negotiated or market prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

If available, the selling shareholders may also sell shares pursuant to Rule 144 under the Securities Act of 1933, rather than under this prospectus. Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, not in excess of customary brokerage commissions.

In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also, on or after the date of this prospectus, sell the common stock short or short against the box and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received from the sale by the selling shareholders;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such persons and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed the Company that currently there are no written or oral agreements or understandings, directly or indirectly, with any person to distribute the shares to be sold hereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling shareholders at this time. The selling shareholders, however, may enter into one or more agreements with brokers or other agents to facilitate any of the sales methods noted herein. The shares to be sold hereunder will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.

Pursuant to the applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares to be sold hereunder may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of common stock by the selling shareholders or any other person. Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling shareholders to the extent required under the Securities Act.

Members of the Financial Industry Regulatory Authority, Inc., or FINRA, may participate in distributions of shares offered by the selling shareholders. In compliance with the guidelines of FINRA, as of the date of this prospectus, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.0% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by Edwin L. Herbert, Esq., our Vice President, Secretary and General Counsel. Mr. Herbert beneficially owns common stock, options to acquire common stock and restricted stock units in an aggregate amount of less than 1% of our total outstanding shares of common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting included (incorporated by reference) in this prospectus and elsewhere in the registration statement have been so included (incorporated by reference) in reliance upon the report(s) of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts (or, as experts in accounting and auditing) in giving said report(s).

WHERE YOU CAN GET MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy such reports at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

We have filed registration statements on Form S-3 with the SEC to register the shares of common stock that are being offered in this prospectus. This prospectus is part of those registration statements. Each time the selling shareholders sell shares of our common stock under the registration statements of which this prospectus is a part, the selling shareholders will provide a prospectus and any prospectus supplement containing specific information about the terms of the applicable offering, as required by law. Such prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described above before you decide whether to invest in our common stock. This prospectus does not include all of the information contained in the registration statements. For further information about us and the common stock offered in this prospectus, you should review the registration statements, which are available at the SEC’s Internet site. You can inspect or copy the registration statements, at prescribed rates, at the SEC’s public reference facilities at the address listed above.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically modify or supersede the prior information to the extent that the subsequent information modifies or conflicts with the prior information. We incorporate by reference the documents listed below which have been filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012;

•	Current Reports on Form 8-K filed on January 30, 2012, February 14, 2012, March 2, 2012 and May 11, 2012; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, No. 000-50552, filed on January 20, 2004, under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the termination of this offering are deemed to be incorporated by reference into this prospectus and will constitute a part of this prospectus from the date of filing of those documents. You should read the information incorporated by reference because it is an important part of this prospectus.

Any statement made in this prospectus concerning a document incorporated by reference will be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, including any exhibits which are specifically incorporated by reference into such documents. Requests should be directed to Investor Relations at our principal executive offices, located at 28405 Van Dyke Avenue, Warren, Michigan 48093, (telephone number: (586) 939-9600). These documents are also available at the SEC’s website at www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Asset Acceptance Capital Corp. (except any underwriting discounts and commissions and expenses incurred by the selling shareholders). All amounts shown are estimates except the SEC and FINRA fees.

SEC registration fee	$2,104.96
FINRA filing fee	$23,866.81
Legal fees and expenses	40,000.00
Accounting fees and expenses	10,000.00
Miscellaneous expenses	2,500.00

Total expenses	$78,471.77

Item 15. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or any of our shareholders for breaches of their fiduciary duty as directors. They remain liable, however, for any breach of the director’s duty of loyalty to the Registrant or its shareholders, acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law, payments of dividends or stock purchases or redemptions in violation of Section 174 of the Delaware General Corporation Law (“DGCL”), and any transaction from which the directors derived an improper personal benefit. This provision would have no effect on the availability of equitable remedies or non-monetary relief, such an injunction or rescission for breach of the duty of care. In addition, the provision applies only to claims against a director arising out of his or her role as a director and not in any other capacity (such as an officer or employee). Further, liability of a director for violations of the federal or state securities laws will not be limited by this provision.

In addition, we are obligated in some situations under our amended and restated certificate of incorporation and our amended and restated bylaws to indemnify each of our directors and officers to the fullest extent permitted by Delaware law. We must indemnify our directors and officers with respect to all expenses, liabilities and losses reasonably incurred or suffered in any action, suit or proceeding in which the person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that the person is or was our director or officer. We are obligated to pay the reasonable expenses of the directors or officers incurred in defending the proceedings if the indemnified party agrees to repay all amounts advanced to it if it is ultimately determined that the indemnified party is not entitled to indemnification. We also maintain customary insurance covering directors and officers.

Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudicated to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16. Exhibits

Exhibit Number	Description

5.1	Opinion of Edwin L. Herbert, Esq.*

23.1	Consent of Grant Thornton LLP.**

23.2	Consent of Edwin L. Herbert, Esq. (included in Exhibit 5.1 filed herewith).*

24.1	Power of Attorney (included on signature page).*

*	Previously filed.
**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Michigan, on July 23, 2012.

ASSET ACCEPTANCE CAPITAL CORP.

By:	/s/ RION B. NEEDS
Rion B. Needs, President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities shown on July 23, 2012.

Signature	Title

* Nathaniel F. Bradley IV	Chairman of the Board of Directors

/s/ RION B. NEEDS Rion B. Needs	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ REID E. SIMPSON Reid E. Simpson	Senior Vice President — Finance, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

* Jennifer L. Adams	Director

* Terrence D. Daniels	Director

* Donald Haider	Director

* Anthony R. Ignaczak	Director

* William I Jacobs	Director

* H. Eugene Lockhart	Director

*By:	/s/ RION B. NEEDS
Rion B. Needs
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Edwin L. Herbert, Esq.*

23.1	Consent of Grant Thornton LLP.**

23.2	Consent of Edwin L. Herbert, Esq. (included in Exhibit 5.1 filed herewith).*

24.1	Power of Attorney (included on signature page).*

*	Previously filed.
**	Filed herewith.